HUDSON UNITED BANCORP

                                      PROXY

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

                          Thursday, September 30, 1999

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned hereby appoints Robert J. Burke and Charles F.X. Poggi and each of them, as Proxy, each with full power of substitution, to vote all of the stock of HUDSON UNITED BANCORP standing in the undersigned's name at the Special Meeting of Shareholders of HUDSON UNITED BANCORP, to be held at The Sheraton Crossroads, Crossroad Corporate Center, Route 17 North, Mahwah, NJ 07495 on Thursday, September 30, 1999 at 2:30 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

      This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR approval of the merger of JeffBanks, Inc. with Hudson United Bancorp and the adoption of the merger agreement. Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

                               (see reverse side)

1. Approval of the merger of JeffBanks, Inc. with Hudson United Bancorp and the adoption of the merger agreement

      /   /  FOR

      /   /  AGAINST

      /   /  ABSTAIN


2. In their discretion, upon such other matters as may properly come before the meeting.

                                              Dated:  ________________, 1999

                                               ___________________________
                                               Signature

                                               ___________________________
                                               Print Name

                                               ___________________________
                                               Signature

                                               ___________________________
                                               Print Name



(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

                     PLEASE DATE, SIGN AND RETURN PROMPTLY